NEWS RELEASE

ANALEX CORPORATION
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400

           ANALEX ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

 Revenue Up 75%; Operating Income Up 111%; Non-Cash Charges Yield Loss

Alexandria, VA, November 3, 2004 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported financial results for its third quarter and nine months ended September 30, 2004. Revenue for the third quarter reached a record level, increasing 75% from $15.9 million last year to $27.9 million this year. Operating income also set a record for the third quarter increasing by 111% from $970,000 last year to $2.0 million this year. For the nine months, revenue increased by 43%, from $46.6 million last year to $66.7 million this year, while operating income increased by 57% from $3.0 million last year to $4.7 million this year.

     As a result of non-cash amortization charges associated with acquisition financing, Analex reported a loss from continuing operations and a net loss to common shareholders for the quarter and nine months. The net loss available to common shareholders amounted to $5.9 million for the quarter, or ($0.39) per basic share, and $9.0 million for the nine months, or ($0.63) per basic share. The securities causing these charges were sold in December 2003 and May 2004 and not in place in the third quarter of 2003. As a result, the loss for the quarter and nine months of 2004 compares to a net profit for the quarter of $581,200, or $0.04 per basic share, in 2003 and for the nine months, a net profit of $2.0 million, or $0.13 per basic share, last year.

     Sterling Phillips, Analex's Chairman and CEO, stated, "Analex has a strategy of aggressive growth through a combination of organic sales and acquisition. We believe the strategy is working and we are pleased with the revenue, operating income and cash generation results for the quarter. Analex's merger of Beta Analytics, Inc. is proceeding very well and we now have more than 900 employees, two-thirds of whom support the nation's homeland security mission. We have ready access to more than $35 million in cash and the support of a blue-chip investor syndicate. We believe Analex is well-positioned for growth in the defense, intelligence, space and homeland security segments of the U.S. Federal market."

     Earnings before interest, taxes, depreciation, and amortization from continuing operations (EBITDA) increased 146% for the quarter, from $1.1 million to $2.7 million, and increased 75% for the nine months, from $3.4 million to $5.9 million. EBITDA margins increased to 9.8% this year from 7.0% for last year's third quarter, while EBITDA margins for the nine months increased to 8.9% this year from 7.2% last year. The increase in EBITDA margins results from increased profitability in ongoing contracts as well as the effect of spreading Analex's corporate expenses over a broader base of business with the addition of BAI. Excluding BAI, acquired on May 28, the Company's revenue increased 23% for the quarter and 19% for the nine months. EBITDA increased 33% for the quarter and 16% for the nine months.

     These operating results demonstrate the underlying strength of Analex core business. Offsetting these results were various non-cash charges associated with acquisition financing activities. The total non-cash charges included in the net loss to the common stockholders amounted to $6.0 million for the quarter and $9.8 million for the nine months.

     Cash generation and management are strong. Accounts receivable Days Sales Outstanding is at 59 days, down from 68 days last quarter. Bank debt under the Bank of America credit agreement had $6.6 million outstanding at September 30, 2004. Analex remains within the required financial covenant requirements of that credit facility.

Webcast Today
The Company has scheduled a webcast / conference call for 11:00 a.m.
(ET), today, during which management will make a brief presentation regarding third quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex's website at www.analex.com at the scheduled time and following the sign-in instructions. A replay will be available over the Internet and can be accessed on Analex's website. The replay of the conference call and question / answer session will also be available after 1:00 p.m. (ET) today. The replay will be available through December 3, 2004 via telephone at 888-286-8010 (replay Pass Code: # 72721086). The International dial-in replay number is 617-801-6888.

About Analex
Analex specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311. The Company can be found on the Internet at www.analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                        FINANCIAL TABLES FOLLOW

Analex:  Announces 3rd Quarter 2004 Results                   Page 3

                                    Analex Corporation
                                 Selected Financial Data
                                        (unaudited)
                                     Three Months Ended                  Nine Months Ended
                                        September 30                         September 30
                                      2004         2003                   2004        2003
                               ------------   ------------            ------------ ------------
Revenues                       $ 27,852,000   $ 15,877,700     75%    $ 66,698,900 $ 46,581,200   43%
Costs of revenue                 22,477,600     13,428,700              53,886,200   39,160,200
SG&A                              2,791,100      1,374,800               7,147,600    4,125,300
Amortization                        541,000        104,200                 967,500      308,700
                               ------------   ------------            ------------ ------------
Operating costs and expenses     25,809,700     14,907,700              62,001,300   43,594,200
                               ------------   ------------            ------------ ------------
Operating income                  2,042,300        970,000     111%      4,697,600    2,987,000   57%

Total interest expense, net      (5,627,300)       (83,000)             (7,981,900)    (278,600)
                               ------------   ------------            ------------ ------------
Income (loss) from
  continuing operations
  before income taxes            (3,585,000)       887,000              (3,284,300)   2,708,400
Provision for income taxes        1,455,900        253,000               1,840,700      771,900
                               ------------   ------------            ------------ ------------
Income (loss) from
  continuing operations          (5,040,900)       634,000   -895%     (5,125,000)    1,936,500  -365%

Net income (loss) from
  discontinued operations
  net of income taxes                76,100        (53,000)                (3,200)       54,000

Net income (loss) on
  disposal of discontinued
  operations, net of
  income taxes                      214,000            -                 (307,100)          -
Net income (loss) from
  discontinued operations           290,800        (53,000)              (310,300)       54,000
                               ------------   ------------            ------------ ------------
Net income (loss)                (4,750,100)       581,000             (5,435,300)    1,990,500

Dividends on Series A
convertible preferred stock        (225,000)        -                    (675,000)        -

Dividends on Series B
convertible preferred stock         (29,600)        -                     (29,600)        -

Accretion of convertible
preferred stock                    (937,600)        -                  (2,814,200)        -

Net income (loss)
  available to
  common shareholders         $  (5,942,300)   $   581,000    -1122%  $(8,954,100) $  1,990,500   -550%
                              ==============   ===========            ============  ===========

Net income (loss) attributable to common shareholders per share:
  Continuing operations
    Basic                     $       (0.41)   $      0.04            $     (0.61) $       0.13
                              ==============   ===========            ============  ===========
    Diluted                   $       (0.41)   $      0.03            $     (0.61) $       0.11
                              ==============   ===========            ============  ===========
  Discontinued operations
    Basic                     $         0.02   $      0.00            $     (0.02) $       0.00
                              ==============   ===========            ============  ===========
    Diluted                   $         0.02   $      0.00            $     (0.02) $       0.00
                              ==============   ===========            ============  ===========
Net income (loss) available for the
common shareholders:
    Basic                     $        (0.39)  $      0.04            $     (0.63) $       0.13
                              ==============   ===========            ============  ===========
    Diluted                   $        (0.39)  $      0.03            $     (0.63) $       0.11
                              ==============   ===========            ============  ===========

Weighted average number of shares:
    Basic                         15,295,773    14,971,765             14,134,314    14,750,464
                              ==============   ===========            ============  ===========
    Diluted                       15,295,773    17,811,841             14,134,314    17,601,869
                              ==============   ===========            ============  ===========

Reconciliation of Non-GAAP Measures:
Reconciliation of Operating Income (EBIT) to EBITDA:

                     Three Months Ended         Nine Months Ended
                        September 30                September
                     2004        2003             2004      2003
                  ---------   ---------        ---------  ---------
EBIT              2,042,300     970,000  111%  4,697,600  2,987,000  57%
EBIT Margin            7.3%         6.1%            7.0%       6.4%

Amortization        541,000     104,200          967,500    308,700

Depreciation        142,100      31,700          238,400     68,800

EBITDA           $2,725,400  $1,105,900  146%  5,903,500  3,364,500  75%
EBITDA Margin          9.8%        7.0%             8.9%       7.2%

                                                              Balance Sheet Data
                                                          September 30,  December 31,
                                                               2004         2003
                                                               ----         ----
Current assets                                             $21,641,200   $24,879,200
Current assets of business held for sale                     1,113,800       658,100
Fixed assets, net                                            1,587,100       546,100
Goodwill, contract rights, and other intangibles, net       48,476,600    17,034,600
Other non-current assets                                       547,200       514,100
                                                           -----------   -----------
Total assets                                               $73,365,900   $43,632,100
                                                           ===========   ===========

Current liabilities                                        $19,333,600    $8,311,100
Current liabilities of business held for sale                   81,600       116,000
Long-term liabilities                                        6,787,100     5,476,200
                                                           -----------   -----------
Total liabilities                                          $26,202,300   $13,903,300
Convertible preferred stock                                $15,049,800      $236,300
Shareholders' equity                                       $32,113,800   $29,492,500
                                                           -----------   -----------
Total liabilities, convertible preferred stock
  and shareholders' equity                                 $73,365,900   $43,632,100
                                                           ===========   ===========

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